SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 18, 2006

KNEWTRINO, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51640	EIN No. Pending
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Union Street Two Union Square 42nd Floor Seattle, Washington	98101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 206-652-3246

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 5.02 Other Events

Effective as of October 18, 2006, Harshawardan Shetty was appointed to the board of directors of the corporation. The board now consists of Jenifer Osterwalder and Harshawardan Shetty.

Harshawardan Shetty has a bachelor of science degree from the Indian Institute of Technology in Mechanical Engineering. He has a Masters Degree in Mechanical Engineering from the University of Maryland and was a student in the Ph.D program at the Massachusetts Institute of Technology in Robotics. Mr. Shetty is currently a candidate for the Masters of Business Administration from the Tuck School of Management at Dartmouth for May 2007. Mr. Shetty is the author of the following publications:

Schmidt, L. C., H. Shetty, and S. Chase, “A Graph Grammar Approach for Structure Synthesis of Mechanisms,” Journal of Mechanical Design, 2000.

Schmidt, L. C., H. Shetty, and S. Chase, “A Graph Grammar Approach to Mechanism Synthesis,” 10th International Design Theory and Methodology Conference, Atlanta, GA, 1998.

Shetty, H., L. C. Schmidt and S. Chase, “Mechanism Configuration Generation using Graph Grammars,” Artificial Intelligence in Design 1998, Lisbon, Portugal, AID’98, 1998.

Szykman, S., L. C. Schmidt and H. Shetty, “Improving the Efficiency of Simulated Annealing Optimization Through Detection of Productive Search”, Proceedings of DETC97, 1997 ASME Design Engineering Technical Conferences, Sacramento, CA, 1997.

Mr. Shetty was most recently employed from August of 2005 through May of 2006 as the chief executive officer of Instant Wirefree, Inc., a wireless technology company with operations in the United States and in India, which was acquired by Knewtrino in May 2006. Prior to Instant Wirefree, Mr. Shetty contributed to global literacy through the Pratham Mumbai Education Initiative from December 2003 to August 2005 through his role as Advisor, Pratham Resource Center. As Head of the Planning-Budgeting-Monitoring-Reporting unit and member of the National Executive Team, Mr. Shetty added support to strategic initiatives with business planning, implementation and process detail as well as providing process and analysis support to the entire organization. He wrote funding proposals to organizations such as UNESCO, USAID and the European Union. From February of 1998 through February of 2003, prior to entering his master’s program, Mr. Shetty was executive manager for I2 Technologies of Boston/Bangalore. I2 is a leading provider of enterprise software solutions (www.i2.com) with annual revenues in excess of $500 million, I2’s suite of products address Supply Chain Management (SCM), Supplier Relationship Management (SRM) and Customer Relationship Management (CRM) problems. As Executive Manager, Mr. Shetty played a key role in numerous implementation projects for high-profile clients including Bristol-Myers Squibb, GE Aircraft Engines, Jergens, Barnes and Noble, Nike, General Motors and e-gatematrix. Mr. Shetty also designed end-to-end integration solutions for clients, including integration with legacy and ERP systems. He has also been a software engineer for Infosys, the leading Indian software development firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Knewtrino, Inc.

/s/ Jenifer Osterwalder
Jenifer Osterwalder, Chief Executive Officer

Date: October 18, 2006